Exhibit 10.298

Directed Employee Benefit Trust Agreement

This TRUST AGREEMENT (the “Agreement”) is entered into by and between the company identified on the Execution Page (the “Company”) and THE CHARLES SCHWAB TRUST COMPANY (the “Trustee”). The Agreement relates to the trust portion of the retirement plan (the “Plan”) and trust identified on the Execution Page which has been established by the Company for the benefit of its employees and to the account established by the Trustee under this Agreement to hold the account assets transferred by the Company to the Trustee (the “Account”), if any. This Agreement is effective on the date it is accepted by the Trustee.

PURPOSE OF TRUST FUND

The Company adopted the Plan for the exclusive purpose of providing benefits to certain of its employees and their beneficiaries and defraying reasonable expenses of administering the Plan. The Plan provides that, from time to time, cash and other assets may be paid to the Trustee by the Company to be held and administered as a trust for the uses and purposes of the Plan. The Company intends that the Plan will qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and that the Trust will constitute a part of the Plan, as a tax-exempt entity within the meaning of Code Section 501(a).

The Company and the Trustee enter into this Agreement whereby the Company appoints Trustee as the trustee of the cash, marketable securities, and other property acceptable to the Trustee (as described in Article 2.5) which may be contributed by Company from time to time to the Trust Fund. The Trustee will have no duties or responsibilities with respect to any property other than cash, marketable securities, and other property accepted by the Trustee. The Charles Schwab Trust Company agrees to act as the Trustee of the Trust according to the terms and conditions of this Agreement.

The parties agree that the Trustee will (i) establish an account to hold the trust assets transferred by the Company to the Trustee hereunder (the “Trust Fund” or “Trust”), (ii) provide safekeeping and custody of and administer trust assets held in such Trust Fund, and (iii) perform the functions and duties assigned to it under this Agreement subject to the Company’s directions. The Trustee will act only at the direction of the Company or a party authorized to act on the Company’s behalf. The Trustee has no authority to take any discretionary action and does not exercise discretionary authority or control with respect to Plan assets. The Company warrants and represents that all directions provided to the Trustee will be in conformity with the terms of the applicable Plan and related documents governing the establishment and operation of the Trust Fund, including, this Agreement (“collectively, the “Plan Documents”), and acknowledges and agrees that the Trustee shall have no liability or responsibility in this regard.

The Company warrants and represents that the transfer of custody of the Trust Fund to the Trustee hereunder and the maintenance of custody by Trustee is authorized by the Plan Documents. Furthermore, the Company warrants and represents that any such Plan Documents are in full force and effect and have not been revoked, modified or amended in any way that would cause the representations made in this Agreement to be inaccurate or incorrect. The Company confirms that it is authorized to enter into this Agreement and to carry out all of its duties as described in this Agreement.

The Trustee is subject to the Company’s directions given in accordance with this Agreement. The Company’s directions may be given by (i) resolution of the Company, (ii) one or more individuals designated by the Company to act on the Company’s behalf, or (iii) any other person authorized in writing by the Company or such designated individual(s). The Company will notify the Trustee of the identity of any person(s) authorized to act on its behalf from time to time and will timely notify the Trustee of any person who ceases to be authorized to act and any person who becomes authorized to act. The Trustee will be entitled to rely in good faith on directions received from such authorized person(s) until notified by the Company to the contrary, and the Company acknowledges and agrees that the Trustee shall have no liability or responsibility in this regard.

ARTICLE 1

CONTRIBUTIONS AND DISTRIBUTIONS

1.1 Plan Administrator Directions. The Company will be the Plan Administrator. The Company, by action of its governing body (the Board of Directors for a corporation, the partnership for a partnership, collectively the “Governing Body”) will have the right to appoint and empower any other person(s) or entity to serve as Plan Administrator, or to serve on the Plan administrative committee (collectively the “Administrator”) on its behalf. The Company appointing the Administrator will inform the Trustee of the appointment by providing it with a copy of the appropriate resolution from the Company’s Governing Body. The Company will notify Trustee of the name(s) of the Administrator as of the date of this Agreement and will inform Trustee of any subsequent change. In the absence of such notification, the Company will be the Administrator. The Administrator will be the Plan’s named fiduciary unless the Company designates other persons who are authorized to act as or on behalf of the Plan as named fiduciary and so informs the Trustee in writing.

The Administrator may delegate to any other person or persons any of the Administrator’s rights, powers or responsibilities with respect to the operation and administration of the Trust Fund. The Company or the Administrator will identify in a written notice to the Trustee the identity of the person(s) authorized to give directions to the Trustee on behalf of the Administrator. Such notice will contain specimens of the authorized signatures and will indicate the number of authorized persons required to effect Trustee action. The Trustee will be entitled to rely upon such written notice as evidence of the identity and authority of the persons appointed. Unless otherwise set forth in this Agreement, for purposes of this Agreement, any reference to the Administrator will include the delegates of the Administrator.

The Company will provide the Trustee with copies of all Plan or other documents required by the Trustee at or before the time this Agreement is executed by the Company and will provide the Trustee all other documents amending or supplementing the Plan promptly upon their adoption. The Company or the Plan Administrator, as applicable, will provide the Trustee with copies of all agreements with all agents, including any investment managers, appointed by the Company (each an “Investment Manager”) or the Plan Administrator and all other documents amending or supplementing such agreements.

Directions from the Administrator to the Trustee will be in writing and signed by the Administrator or persons authorized by the Administrator or may be made by any other method acceptable to the Trustee, including direction by facsimile transmission, electronically, including e-mail, the Internet, intranet systems and automated telephonic response systems to the extent permitted by law, the terms of the Plan as communicated by the Administrator to the Trustee (upon which communication the Trustee shall entitled to rely, without duty or inquiry or investigation), the Trustee and the terms of this Agreement, under procedures agreed to by the Trustee and the Administrator.

1.2 Contributions. The Company will deliver contributions or transfers required by the Trust Agreement to the Trustee for inclusion in the Trust Fund. All contributions or transfers will be received by the Trustee in cash or in other property acceptable to the Trustee (as described in Article 2.5). The Trust Fund will consist of the contributions and transfers received by the Trustee, together with the income on and increment in such assets. The Trustee will manage and administer the Trust Fund without distinction between principal and income.

The Trustee has no responsibility to (i) monitor or enforce contributions required or permitted by the Plan Documents, (ii) compute the required amount of such contributions, (iii) determine whether the Trust Fund is sufficient to provide benefits described in the Plan Documents, or (iv) determine whether contributions actually made comply with the Plan Documents, the governing Plan documents, or, for any Account established on behalf of a Trust Fund subject to the Employee Retirement Income Security Act of 1974 (“ERISA”) (an “ERISA Account”), the Internal Revenue Code of 1986, as amended (the “Code”) or the regulations promulgated thereunder. Contributions normally will be made by wire transfer of cash or by check, or in the form of property acceptable to the Trustee.

1.3 Rollover Contributions. At the written direction of the Administrator, the Trustee will accept a rollover contribution to the Trust Fund on behalf of an employee eligible to make such a contribution. Such contributions will consist of cash or other property otherwise accepted by the Trustee. The Administrator will be solely responsible for determining:

(a) Where applicable, that such contributions constitute eligible rollover contributions within the meaning of Code Section 402(c)(4) or 408(d)(3);

(b) Whether the employee making the contribution is eligible to do so because he or she is either a participant or an eligible employee who is about to become a participant; and

(c) Where applicable, that the contribution was distributed from an employee benefit plan qualified under Code Section 401(a), a Code Section 403(b) plan, a governmental deferred compensation plan under Code Section 457, from an individual retirement account or annuity described in Code Section 408, or from any other plan from which it is appropriate to accept rollover contributions.

The Trustee will accept such contributions from the Administrator or, at the direction of the Administrator, in a trustee-to-trustee transfer directly from the trustee of the employee benefit Plan from which the distribution is made.

1.4 Collection of Income and Principal. The Trustee will collect the income when paid on Trust Assets and principal of Trust Assets when paid on maturity, redemption, sale or otherwise and invest it in accordance with Articles 2 and 3. The Trustee will make reasonable efforts to diligently collect income and principal of which the Trustee has received actual notice in accordance with normal industry practices. The Trustee will be under no duty to take any action to effect collection of any amounts with respect to which payment is in default, or if payment is refused after due demand. The Trustee will notify the Company or the investment manager appointed in accordance with Article 2.4 (an “Investment Manager”) of any default or refusal to pay.

1.5 Payments and Distributions. At the written direction of the Administrator, the Trustee will from time to time make distributions or transfers from the Trust as specified in such written directions, including distributions for the payment of reasonable Plan expenses. The Trustee will have no liability for making any distribution or transfer directed by the Administrator and will be under no duty to inquire whether directions from the Administrator conform to Plan provisions, the Code, ERISA or regulations promulgated thereunder.

The Administrator will furnish to the Trustee all information necessary to enable the Trustee to withhold from each distribution the amount necessary to pay Federal and state income taxes due. If the Administrator fails to provide adequate tax withholding information, the Trustee will have no obligation to withhold any amount to cover the payment of such taxes. However, the Trustee may, in its sole discretion, and to the extent required under applicable law, withhold from any distribution to any payee such sum as the Trustee may reasonably estimate is necessary to cover required Federal and state taxes which are, or may be, assessed with regard to the amount distributable to such payee. Upon the discharge or settlement of such tax liability the Trustee will pay the balance of such sum, if any, to such payee.

If the Administrator directs that any payment or payments be made or discontinued contingent upon future events, it will be the responsibility of the Administrator to notify the Trustee in writing that such event has occurred, that such payments should be made or discontinued, and that any payments made by the Trustee prior to the date of such notification will, as to the Trustee, be proper payments.

Payments by the Trustee will be delivered or mailed to addresses supplied by the Administrator, or if the Administrator does not provide an address, to the recipient in care of the Administrator. The Trustee’s obligation to make such payments will be satisfied upon such delivery or mailing. The Trustee will have no obligation to determine the identity of persons entitled to benefits or their mailing addresses.

If the payment made to a participant or beneficiary is returned to the Trustee, or if the payment is not perfected within such time limits as the Trustee in its sole discretion may determine from time to time, the Trustee will inform the Administrator or its authorized agent acting on its behalf. It will be the responsibility of the Administrator or such authorized agent acting on its behalf to instruct the Trustee on the proper disposition of the payment under the terms of the Plan, and the Trustee will have no obligation to take any further action with respect to such payment absent such instructions.

1.6 Participant Loans and Qualified Domestic Relations Orders. If the Plan authorizes loans to Plan participants, the Trustee will issue such loans from the Trust at the direction of the Administrator. The Administrator will issue directions to Trustee in accordance with the terms of the loan policy drafted by the Administrator. The Plan’s loan policy is contained in a separate agreement established under the terms of the Plan. Likewise, Trustee will make payments pursuant to domestic relations orders only at the direction of the Administrator. Administrator will be responsible for establishing written procedures to evaluate and administer the payment of benefits under domestic relations orders as required under the Code and ERISA.

The following provisions apply with respect to any participant loans (“Loans”) made from the Plan and domestic relations orders (“DROs”) received by the Plan.

(a) Loans will be made pursuant to a request furnished to the Trustee by the Administrator.

(b) The Trustee will have no responsibility for reviewing any documentation concerning Loans, including without limitation the loan policy, any promissory notes, federal truth-in-lending disclosure forms and spousal consent forms (collectively “Loan Documents”) for compliance with applicable state and Federal laws. The Trustee will have no responsibility for holding any Loan Documents. Administrator will be solely responsible for reviewing and maintaining all Loan Documents.

(c) The Administrator will perform all accounting required for all Loans, including the establishment thereof and all renewals and payments thereon. The Administrator will promptly transmit any payments on Loans to the Trustee and will transmit to the Trustee such information as is necessary for the Trustee to properly account for all such payments. In the event of the failure of a participant to make any timely repayment on a Loan, the Administrator will instruct the Trustee with respect to all matters surrounding such failure, including without limitation whether to declare the loan in default and whether to treat the loan as a deemed distribution for purposes of tax reporting. The Trustee will not have any responsibility to declare a Loan in default absent any instructions to do so from the Administrator.

(d) The Trustee will establish a single master loan record on its books and records to represent the Plan’s Loans. The Trustee will process disbursements, renewals and payments on its books and records on an aggregate (not a per participant) basis against this master loan record.

(e) The Administrator will be solely responsible for determining whether any Domestic Relations Orders (DRO) received by the Plan constitutes a “qualified domestic relations order” within the meaning of Code Section 414(p) (“QDRO”). The Trustee will not have any responsibility to make such determination.

(f) When the Trustee receives a direction from the Administrator to make any payment to an alternate beneficiary under a DRO, the Trustee will be entitled to treat such direction as having been made following a determination by the Administrator (pursuant to its written procedures) that the DRO constitutes a QDRO.

(g) The Trustee will have no administrative obligations with regard to Loans or DROs other than as specifically provided herein.

1.7 Trustee’s Reliance on Administrator’s Directions. The Trustee may rely upon directions from the Administrator in making payments from the Trust Fund, including payments pursuant to a domestic relations order determined by the Administrator to be qualified within the meaning of Code Section

414(p), or payments made to satisfy taxes due. The Trustee will have no liability for payments made, or for failure to make payments, or for discontinuing payments, on the direction of the Administrator. The Trustee will have no liability for failure to make payments from the Trust in the absence of proper written directions from the Administrator.

The Trustee may request instructions from the Administrator and will have no duty to act or liability for failure to act if such instructions are not forthcoming from the Administrator. If requested instructions are not received within a reasonable time, the Trustee may, but is under no duty to act in its own discretion to carry out the provisions of this Agreement.

1.8 Disputed Payments. If any controversy or disagreement arises regarding any payment from the Trust Fund or the person(s) to whom payment or delivery of any asset should be made by the Trustee, the Trustee may retain the assets involved without liability pending settlement of the controversy or disagreement and/or require that such controversy or disagreement be adjudicated pursuant to arbitration as provided in Article 9.5. The Trustee will not be liable for the payment of any interest or income on such assets that it retains pursuant to the instruction of an arbitrator. The Trustee may consult its legal counsel or legal counsel of the Company and will be protected to the extent permitted by law in acting upon advice of counsel.

ARTICLE 2

FIDUCIARY RESPONSIBILITY AND INDEMNIFICATION

2.1 Administrator Direction of Investments. Except as provided in Articles 2.3 and 2.4 below, the Administrator will have complete authority over and responsibility for the management, disposition, and investment of Trust assets. The Trustee will comply with proper written directions of the Administrator concerning those assets. The Administrator will not issue any direction to the Trustee that would violate the terms of the Plan and Trust, or be prohibited by the provisions of ERISA, the Internal Revenue Code, and/or any other applicable law, rules and regulations, including but not limited to the provisions of Section 404 and 406(b) of ERISA and the regulations promulgated thereunder and will provide the Trustee with supportive documentation to such effect upon reasonable request. Except as required by ERISA or otherwise provided in this Agreement the Trustee will have no duty or responsibility to review, initiate action, or make recommendations regarding Trust assets and will retain assets until directed in writing by the Administrator to dispose of them.

2.2 Funding Policy. Except to the extent that the Administrator: (i) determines that its authority and responsibility is limited by Section 404(c) of ERISA or (ii) has properly delegated its authority and responsibility to a third party, the Administrator will be responsible for establishing and carrying out a funding policy and method for the Plan, as specified in Section 402(b)(1) of ERISA, consistent with the objectives of the Plan and the requirements of ERISA and taking into consideration the Plan’s short-term and long-term financial needs. The Administrator acknowledges and agrees that it shall be its responsibility and liability, and not that of the Trustee, to determine whether or not it is responsible for establishing and carrying out a funding policy and method in light of the application of (i) or (ii) above.

The Trustee will not be responsible for establishing the Plan’s funding policy or for ensuring adherence to the policy, nor will the Trustee be responsible for the proper diversification of the Trust Fund. Except to the extent that the Administrator: (i) determines that its authority and responsibility is limited by Section 404(c) of ERISA or (ii) has properly delegated its authority and responsibility to a third party, the Administrator will be responsible for the Plan’s funding policy, for the diversification of Trust Fund assets, and for the Trust Fund’s compliance with statutory limitations on the amount of investment in securities or other property of the Company, or its affiliated companies.

2.3 Participant Direction of Investments. If permissible under the Plan, each participant and/or beneficiary may have investment power over the account maintained for him or her, and may direct the investment and reinvestment of assets of the account among the options authorized by the Administrator. Such direction shall be furnished to the Trustee in writing under procedures agreed to by the Trustee and the Administrator. To the extent provided under ERISA section 404(c), the Trustee shall not be liable for any loss, or by reason of any breach, which results from such participant’s or beneficiary’s exercise of control. If a participant who has investment authority under the terms of the Plan fails to provide such directions, the Administrator shall direct the investment of the participant’s accounts. The Administrator shall maintain records showing the interest of each participant and/or beneficiary in the Trust Fund unless the Trustee enters into an agreement with the Company to keep separate accounts for each such participant and/or beneficiary. The Trustee shall have no duty or responsibility to review or make recommendations regarding investments made at the direction of the Administrator or participant and shall be required to act only upon receipt of proper written directions. A participant or beneficiary shall not have authority to direct the investment of assets in his or her account in a loan to any participant, including himself or herself, or “collectibles” within the meaning of Code section 408(m)(2).

For Plans that permit a participant to direct the investment of his or her account assets, the Trustee will, upon written instructions from the Administrator, establish on behalf of a participant or beneficiary a Schwab Personal Choice Retirement Account™ (“PCRA Account”) at Charles Schwab & Co., Inc. (the “Broker/Dealer”). Such Account will be used to segregate the non-core assets representing the value of an individual participant’s or beneficiary’s account(s) under the Plan. The participant or beneficiary will be allowed to manage the investment of the assets in his or her PCRA Account and will be solely responsible for any loss resulting from his or her exercise of control over the assets segregated into his or her PCRA Account.

2.4 Investment Manager Direction of Investments. The Administrator may appoint one or more investment managers within the meaning of Section 3(38) of ERISA (each, an “Investment Manager”) to direct, control or manage the investment of all or a portion of the Trust assets, as provided in Sections 3(38) and 403(a)(2) of ERISA, such assets to be held either in an account directly held by the Trustee or in a managed account portfolio established by the Trustee, at the direction of the Administrator, and held by a sub-custodian or broker-dealer (each, a “Sub-Custodian”) appointed by the Trustee in its sole discretion. The Administrator may remove an Investment Manager and may appoint a replacement Investment Manager. The Administrator will promptly notify the Trustee in writing of the appointment or removal of each Investment Manager and/or of the establishment of a managed account portfolio. The Trustee acknowledges that it will have responsibility for notifying any applicable Sub-Custodian of the revocation of the investment responsibility held by an Investment Manager, the appointment of a successor Investment Manager, and/or the termination of a managed account portfolio. Any notification from the Administrator confirming the appointment of an Investment Manager or the establishment of a managed account portfolio to be held by a Sub-Custodian will include a designation of those assets and/or managed account portfolios over which the Investment Manager will exercise control.

The Administrator will cause the Investment Manager to acknowledge to the Trustee in writing that the Investment Manager is registered as an investment advisor under the Investment Advisors Act of 1940 with respect to the performance of its duties in connection with the Plan and is an investment manager as that term is defined by the Section 3(38) of ERISA and, as such, is a fiduciary with respect to the Plan. If the foregoing conditions are met, the Investment Manager will have the power to manage, acquire, or dispose of any Trust assets, or any account portfolio holding any Trust assets, designated as subject to such Investment Manager’s control. The Trustee will not be liable for acts or omissions of the Investment Manager, or be under any obligation to invest or otherwise manage any asset of the Trust, or any account portfolio holding any asset of the Trust, that is subject to the management of such Investment Manager.

The Trustee and/or any Sub-Custodian will act only upon receipt of proper written directions from the duly appointed Investment Manager or by any other method acceptable to the Trustee. The Trustee will have no liability to review or question any such directions.

The Company acknowledges and agrees that the establishment of a managed account portfolio to be held by a Sub-Custodian appointed by the Trustee as described herein is subject to additional fees as set forth in Article 6.2, SchwabPlan® Services Agreement (by and between Charles Schwab & Co., Inc. and Schwab Retirement Plan Services, Inc., effective October 1, 1998, as amended from time to time) and the applicable fee schedules defined therein.

2.5 Acceptable Investments. Depending on the Trustee’s ability to support and administer the asset, the Trustee’s powers and duties over the asset, the type of account, the business risk, and other factors, the Trustee will accept (which acceptance shall not be unreasonably withheld) assets for acquisition or holding in the Trust, including in a participant’s PCRA Account as described under Article 2.3. The Administrator directing such investments (the “Directing Party”) shall be solely responsible for determining whether the investment is appropriate, prudent and permissible under ERISA, the Internal Revenue Code, and any other applicable law, rules, and regulations, whether the investment is permissible under the terms of the Plan Documents, the economic viability of the underwriter, and diversification of Trust Fund assets. The Trustee does not (i) exercise investment management powers over the Trust Fund, or (ii) determine whether a particular investment decision made by the Administrator fits the investment objectives of the Trust Fund or is otherwise appropriate for the Trust Fund.

Subject to the foregoing subjective criteria, and to other policies and procedures that may be issued by the Trustee from time to time, the following types of assets are ordinarily acceptable in the Trust Fund:

(a)    Cash

(b)    Publicly traded stock listed on a U.S. stock exchange or regularly quoted over-the-counter

(c)    Publicly traded bonds listed on a U.S. bond exchange or regularly quoted over-the-counter

(d)    Mutual funds available through the Charles Schwab & Co., Inc. Mutual Fund Marketplace

(e)    Registered limited partnership interests, REITs and similar investments listed on a U.S. stock exchange or regularly quoted over-the-counter

(f)    Commercial paper, bankers acceptances eligible for rediscounting at the Federal Reserve, repurchase and reverse repurchase agreements and other “money market” instruments for which trading and custodial facilities are readily available

(g)    U.S. Government and U.S. Government Agency issues

(h)    Municipal securities whose bid and asked values are readily available

(i)    Federally insured savings accounts, Certificates of Deposit and Bank Investment Contracts. The Directing Party is responsible for determining Federal insurance coverage and limits and for diversifying Trust Fund assets in accordance with those limits.

(j)    American Depository Receipts, Eurobonds and similar instruments listed on a U.S. exchange or regularly quoted domestically over-the-counter for which trading and custodial facilities are readily available.

(k)    Life insurance, annuities, and Guaranteed Investment Contracts issued by insurance companies licensed to do business in one or more states in the U.S.

(l)    The securities of The Charles Schwab Corporation, its affiliates and subsidiaries. These securities may be subject to legal and regulatory prohibitions or restrictions and are not permitted to be held in PCRA Accounts.

Notwithstanding the above, the Company understands that in certain circumstances a particular investment may be determined by the Trustee to be unacceptable, even though it would be acceptable in other instances.

Subject to the Trustee’s administrative capabilities and its sole determination of the business risk involved in holding the particular asset in question, a direction to invest the Trust Fund (including a participant’s PCRA Account) in the following types of assets may be acceptable:

(a)    Unregistered Limited Partnerships

(b)    Other unregistered securities, closely held stock and other securities for which there is no readily available market

(c)    Loans secured by First Deeds of Trust

(d)    Other secured loans

(e)    Foreign securities for which trading and custodial facilities are readily available.

(f)    Covered put and call options (if held in self-directed brokerage accounts and authorized by the Administrator)

Certain of the above types of assets are not publicly traded, and original and/or current cost basis and periodic valuations may not be readily available. For such assets (each a “Non-Standard Asset”) accepted by the Trustee for acquisition or holding in the Trust Fund, including in a PCRA Account, the Company acknowledges and agrees:

(a)    To consult with competent tax, accounting, and/or legal counsel with respect to the requirements applicable to periodic valuations of such assets and to comply with such requirements, in particular as these impact the Company’s provision of directions to the Trustee with respect to such valuations.

(b)    To provide the Trustee with directions with respect to the use of original and/or current cost basis with respect to each Non-Standard Asset, whenever such direction is requested by the Trustee or its affiliate, including but not limited to the time of transfer of such assets to the Trust.

(c)    To provide the Trustee with appropriate directions regarding the valuation of each Non-Standard asset in accordance with Article 4.3 herein.

(d)    In the event that unrelated business taxable income (“UBTI”) is generated with respect to any Non-Standard Asset, to provide full and accurate information with respect to such UBTI as is necessary for the reporting of such UBTI. Should any applicable UBTI information not be provided to the Trustee, the Company acknowledges that the Trustee shall not have any responsibility or liability for, and shall not make any federal tax reports or filings that require, the reporting or inclusion of this information.

(e)    To the extent that any legal documents required to effectuate the acquisition or holding of any Non-Standard Asset requires execution by a third party, including but not limited to a participant or beneficiary, the Company agrees to provide such properly executed documents to the Trustee upon request within a reasonable timeframe prior to the transaction.

The Company understands that the Trustee reserves the right to refuse to purchase or hold any particular issue or asset described herein, including Non-Standard Assets. The Company acknowledges and agrees that the purchase and holding of any such assets may be subject to additional fees as set forth in the SchwabPlan® Services Agreement. In addition, notwithstanding any general indemnity given elsewhere, the Trustee reserves the right to seek specific indemnity from the Company or other appropriate parties where the Trustee determines in its sole discretion that the acquisition or holding of a particular asset or class of asset involves unusual business risk.

2.6 Unacceptable Investments.

The following assets are unacceptable in the Trust Fund:

(a)    General partnerships or undivided interests in real property

(b)    Tangible personal property (e.g., precious metals, gems, works of art, stamps, coins, furniture and other household items, motor vehicles, etc.)

(c)    Real estate

(d)    Foreign currency and bank accounts

(e)    Short sales

(f)    Commodity futures and forward contracts

(g)    Oil, gas and mineral interests

(h)    Intangible personal property (e.g., patents and rights)

(i)    Unsecured loans

2.7 Limitation on Liability.    The Trustee will not be liable in any way for any loss resulting from a cause over which it does not have direct control and with respect to which it cannot make reasonable arrangements to mitigate, including, but not limited to, any failure of electronic or mechanical equipment or communication lines, telephone or other interconnect problems or unauthorized access, strikes or other labor disputes, acts of God, fire, war or civil strife.

2.8 Indemnification.    Trustee will not be liable for any act or failure to act carried out in good faith reliance on any representation of the Administrator. Except in the event that the Trustee has breached its duties under this Agreement due to its negligence or willful misconduct, the Company and to the extent permitted under ERISA, the Plan, will indemnify and hold harmless the Trust Fund, the Trustee, and its officers, employees, affiliates and agents from and against all liabilities, losses, expenses, and claims (including reasonable attorney’s fees and costs of defense) arising out of:

(a)    Any action or inaction by the Trustee in accordance with the written directions (or the absence of such directions) from the Company, the Administrator, the third party administrator (the Plan’s “Recordkeeper”), an Investment Manager, a participant, beneficiary, or alternate payee under a QDRO pursuant to Article 1.6 and any person authorized to act on behalf of one or more of them (a “Directing Party”);

(b)    Any action or inaction by the Trustee that results from the Trustee’s good faith reliance on the action or inaction of a Directing Party, including any such action related to directions to invest Trust assets or otherwise deal with Plan assets;

(c)    With respect to a direction to invest in Non-Standard Assets:

(i)    The Trustee’s inability to invest, re-invest, liquidate or collect income received with respect to such Non-Standard Assets;

(ii)    The Trustee’s use of any cost basis, unit or share, UBTI, and/or valuation information provided to it in accordance with its acceptance of such Non-Standard Assets or the Company’s directions to the Trustee regarding such information, including, but not limited to: (1) use of a prior annual valuation amount where a subsequent valuation amount has not yet been obtained or for which directions from the Company have not yet been provided to the Trustee; (2) the Company provision of an improper or incorrect valuation amount to the Trustee, (3) the failure of the Company to provide a valuation direction to the Trustee;

(iii)    The investment, reinvestment, reporting, disclosure, liquidation and distribution under the Plan of and with respect to participant and beneficiary contributions and benefits based on such cost basis, unit or share, UBTI, and/or valuation information.

(d)    The Trustee’s execution of it duties under this Agreement in good faith, except in the event of the Trustee’s breach of its duties under this Agreement due to its own negligence or willful misconduct;

(e)    The acts or omissions to act with respect to the Plan or Trust by a Directing Party;

(f)    Any violation by a Directing Party of the provisions of ERISA or the regulations thereunder;

(g)    Any violation by a Directing Party of the terms of the Plan Documents, instruments, investment policies or guidelines (“Plan Documents”); or

(h)    Any breach of the representations and warranties of Article 2.9 of this Agreement.

For purposes of this Article, “affiliate” will mean any member of a controlled group of corporations or a group of trades or businesses under common control, within the meaning of Section 414(b) and (c) of the Code of which the Trustee is a member.

Expenses incurred by the Trustee that it believes are subject to indemnification under this Agreement will be paid by the Company upon the Trustee’s request, provided that the Company may delay payment of any amount in dispute until such dispute is resolved according to the provisions of Article 9.5 of the Agreement. Such resolution may include the award of interest on unpaid amounts determined to be payable to the Trustee under this Article.

If the Trust ceases to be a tax-exempt trust under Section 401 and Section 501 of the Code, the Company will indemnify the Trustee for any Federal or state taxes which the Trustee is required to pay as a result of any distribution made at the direction of the Administrator and the Company will be subrogated to the right of the Trustee to proceed against any person or decedent’s estate benefiting from such tax payment.

Each party must notify the other promptly in the event that a claim has been made and/or suit has been brought which could give rise to rights under this Article.

All indemnities provided herein will survive termination of this Agreement.

2.9 Representations and Warranties

The Company represents and warrants as follows:

(a)    there are no Plan Documents that limit the investments of the Plan, the powers of the Trustee, or the ability to pay expenses out of the Plan that have not been provided to the Trustee and in the event any Plan Document is modified to impose such a limitation, the modified Plan Document will be provided by the Company to the Trustee within fifteen days of the adoption of the modification;

(b)    no direction will be issued by the Company or the Administrator to the Trustee in violation of the terms of the Plan Documents, this Agreement, or ERISA or the regulations thereunder;

(c)    it maintains and follows procedures for identifying prohibited transactions as defined under ERISA and applicable ERISA exemptive relief;

(d)    no direction will be issued by the Company or the Administrator to the Trustee that will result in a non-exempt prohibited transaction under ERISA or the Code;

(e)    it will provide the Trustee with appropriate direction in the event the Company discloses material non-public information concerning the Company to the Trustee; and

(f)    there are no existing SEC Form 8-K filings that disclose material information regarding the Company’s financial condition or operation that would call into question the Company’s ability to continue as a going concern, bankruptcy filings or formal civil or criminal charges filed against the Company or its officers or directors by federal or state regulators other than those that have been disclosed to the Trustee by the Company, and in the event any such filing is made, the Company will provide the Trustee with a copy of such filing within fifteen days.

ARTICLE 3

TRUST INVESTMENTS AND TRUSTEE POWERS

3.1 Powers of the Trustee. The Trustee will not have any discretion or authority with regard to the investment of the Trust Fund, but must act solely as a directed trustee of the funds contributed to it. As a directed trustee, the Trustee is authorized and empowered, by way of limitation, with the following powers, rights and duties, each of which the nondiscretionary Trustee exercises solely in accordance with the written direction of the Administrator, its delegate, properly authorized participants (as described in Article 2.3), or a properly appointed Investment Manager (as described in Article 2.4):

(a)    To invest any part or all of the Trust Fund in common stock, preferred stock, convertible preferred stock, bonds, debentures, convertible debentures and bonds, mortgages, notes, time certificates of deposit, commercial paper and other evidences of indebtedness (including those of the Trustee, The Charles Schwab Corporation (the “Public Company”), the Broker/Dealer, their affiliates and subsidiaries, to the extent permitted under applicable laws), other securities, annuity contracts, mutual funds (including those advised by the Trustee or its affiliate(s), to the extent permitted by law, for which the Company hereby acknowledges that the Trustee or its affiliate(s) receives a fee), covered calls and protective puts, U.S. Treasury notes and any other direct or indirect obligations of the United States government or its agencies, other property of any kind (personal, real, or mixed, and tangible or intangible), collective investments (as described in Article 3.2), insurance contracts of any type (as described in Article 3.3), limited partnerships (if provided with documentation which the Trustee in its sole discretion deems adequate), securities issued by the Company (as described in Article 3.4), and to make any other investments as directed.

(b)    To collect income generated by the Trust Fund investments and proceeds realized on the sale or disposition of assets and to hold the same pending reinvestment or distribution in accordance with this Agreement;

(c)    To register Trust Fund property in the Trustee’s own name, in the name of a nominee or in bearer form, provided the Trustee’s records and accounts show that such property is an asset of the Trust Fund;

(d)    To deposit securities in a security depository and permit the securities so deposited to be held in the name of the depository’s nominee, and to deposit securities issued or guaranteed by the U.S. Government or any agency or instrumentality thereof, including securities evidenced by book entry rather than by certificate, with the U.S. Department of the Treasury, a Federal Reserve Bank or other appropriate custodial entity, in the same account as the Trustee’s own property, provided the Trustee’s records and accounts show that such securities are assets of the Trust Fund;

(e)    To retain the property in the Trust;

(f)    To sell Trust assets, at either public or private sale, at such time or times and on such terms and conditions as it may deem appropriate;

(g)    To consent to or participate in any plan for the reorganization, consolidation, or merger of any business unit, any security of which is held in the Trust Fund, to pay calls and assessments imposed upon the owners of such securities as condition of their participating therein, and to consent to any contract, lease, mortgage, purchase or sale of property, by or between such business unit and any other party;

(h)    To renew or extend the time of payment of any obligation due or becoming due;

(i)    To compromise, arbitrate (subject to the restrictions of Article 9.5), or otherwise adjust or settle claims in favor of or against the Trust and to deliver or accept consideration in either total or partial satisfaction of any indebtedness or other obligation, and to continue to hold property so received for the period of time that the Trustee deems appropriate;

(j)    To exercise or dispose of any right it may have as the holder of any security, to convert the same into another security, to acquire any additional security or securities, to make any payments, to exchange any security, or to do any other act with reference thereto;

(k)    To exchange any property for other property upon such terms and conditions as the Trustee may deem proper, and to give or receive money to effect equality in price;

(l)    To sue or defend in connection with any and all securities or property at any time received or held in the Trust Fund and to charge against the Trust Fund all reasonable expenses, including attorney’s fees in connection therewith;

(m)    To borrow money from any source (including the Trustee) and to execute promissory notes, mortgages or other obligations and to pledge or mortgage any Trust assets as security, subject to applicable requirements of the Code and ERISA;

(n)    To deposit any security with any protective or reorganization committee, and to delegate to that committee such power and authority as the Trustee may deem proper, and to agree to pay out of the Trust Fund that portion of the expenses and compensation of that committee as the Trustee may deem proper;

(o)    To have, respecting securities, all the rights, powers and privileges of an owner, including the power to give proxies, pay assessments and other sums deemed by the Trustee to be necessary for the protection of the Trust Fund, to vote any corporate stock either in person or by proxy, with or without the power of substitution;

(p)    To appoint agents as necessary or desirable, including legal counsel who may be counsel for the Company;

(q)    To the extent permitted under applicable laws, to invest in savings accounts, certificates of deposit or other deposits which bear a reasonable interest rate in a bank, including those of the Trustee, the Charles Schwab Bank, N.A., or any affiliate or subsidiary, if such bank is supervised by the United States or any state;

(r)    To hold in cash, without liability for interest, such portion of the Trust Fund which, in its discretion, will be reasonable under the circumstances, pending investments, the payment of expenses, or the distribution of benefits;

(s)    To lend securities from the Trust on a secured basis in accordance with a separate written agreement between the Administrator, the Trustee, and its affiliates; and

(t)    To exercise all of the further rights, powers, options and privileges granted, provided for, or vested in trustees generally under the laws of the State of California, so that the powers conferred upon the Trustee herein will not be in limitation of any authority conferred by law, but will be in addition thereto.

3.2 Collective Investment Funds. The Trust Fund may be invested and reinvested, in whole or in part, in any common or collective investment fund (the “Collective Fund” or “Fund”) maintained by the Trustee or an investment manager exclusively for the commingling and collective investment of assets of qualified retirement plans and tax-exempt trusts in which the Trust Fund is eligible to participate. The documents establishing or amending these trusts are hereby incorporated by reference into this Agreement. Notwithstanding any other provision of this Agreement, to the extent Trust Fund assets are invested in a Collective Fund, the terms of the Fund’s governing instrument will govern the investment responsibilities and powers of the entity responsible for management of the Collective Fund (the “Fund Manager”). The market value of the Trust Fund’s interest in any Collective Fund will be the fair market value of the interest as determined by the Fund Manager in accordance with the Fund’s governing instrument. For purposes of valuation of Trust Fund assets, the Trustee will be entitled to rely conclusively on the value reported by the Fund Manager.

3.3 Insurance Contracts/Pooled Investment Vehicles. The Administrator may direct the Trustee to invest Trust Fund assets in a pooled investment vehicle funded by contracts issued by an insurance company qualified to do business in a state (within the meaning of ERISA Section 3(10)) including, without limitation, group annuity and guaranteed investment contracts. Any such contract may provide for the allocation of amounts received by the insurance company to its general account, one or more of its separate accounts (including pooled separate accounts), or both. To the extent Trust Fund assets are allocated to a separate account of an insurance company, the Administrator will appoint the insurance company as an investment manager as provided in Article 2.4 above. Notwithstanding any other provision of the Agreement, the terms of the contract(s) governing the separate account(s) in which the Trust Fund is invested will govern the investment responsibilities and powers of the insurance company and, to the extent required by law, the terms of such contract(s) will be incorporated into the Agreement.

To the extent permitted by the Plan, the Administrator may direct the Trustee to apply for and purchase individual life insurance or annuity contracts (the “Contracts”) from an insurance company (the “Insurer”), subject to the following provisions:

(a)    The Administrator will be responsible for ensuring that the purchases conform to the requirements of the Plan and any rules and policies established by the Administrator regarding the form, value, optional settlement methods and other provisions of the Contracts. The Trustee will not be responsible for the validity or proper execution of any Contract delivered to it, or any act of any person that renders the Contract void or voidable. The Trustee will not be responsible if the Contract held in the Trust Fund fails to meet the requirements of the Plan, and will have no duty to inform participants of the terms and conditions of any such Contract.

(b)    The Administrator will instruct the Insurer to notify the Administrator of all premiums becoming due under the Contracts. The Administrator will deliver all premium notices to the Trustee, together with a direction to the Trustee to liquidate assets and pay the premiums out of the Trust Fund. The Trustee will have no responsibility for paying the premium unless the Administrator provides the Trustee written instructions to do so and sufficient liquid Trust assets are available for that purpose.

(c)    The Administrator will cause the Plan to be designated as the sole owner of all Contracts. The Trustee will exercise its powers, rights, privileges, options and other incidents of ownership with respect to the Contracts only at the written direction of the Administrator. The Administrator will be responsible for informing the Trustee of the identity of all beneficiaries of any Contract.

(d)    The Company hereby instructs the Trustee to value every Contract held in the Trust at $1.00.

3.4 Employer Securities. To the extent permitted by the Plan and ERISA and subject to the applicable Federal and state securities laws, the Administrator may direct the Trustee to invest in qualifying employer securities (“Employer Securities”) within the meaning of ERISA Section 407(d)(4) and (5). The Administrator will have full responsibility for determining that any such investment and the exercise of any voting rights appurtenant to Employer Securities, comply with applicable law. Notwithstanding any other provision of the Plan or this Agreement, the Administrator will have responsibility for determining whether such shares should be sold, exchanged, or otherwise disposed of, except as provided in Article 3.6, 3.7 and 3.8 herein.

With respect to Plans holding Employer Securities, it will be the responsibility of the Administrator, and not the Trustee, to assure compliance with all requirements imposed under the securities laws of the United States or any state, including, but not limited to, registration and filing requirements. The Trustee is hereby specifically indemnified and held harmless for any loss or liability it may incur, or for any penalties that may be imposed as a result of, the Administrator’s failure to comply with such requirements. The Trust Fund will not invest in Employer Securities unless the Administrator determines that the securities are exempt from registration under the Federal Securities Act of 1933 (the “1933 Act”), as amended, and are exempt from registration or qualification under the applicable state law, and of any other applicable blue sky law, or in the alternative, that the securities have been so registered and/or qualified. The Administrator will also specify what restrictive legend on transfer, if any, is required to be set forth on the certificates for the securities and the procedure to be followed by the Trustee to effectuate a resale of such securities.

The Administrator will not direct that Trust assets be invested in Employer Securities, if such investment would be prohibited by ERISA. The Administrator will only direct the investment of Trust funds into Employer Securities if: (i) those securities are traded on an exchange permitting a readily ascertainable fair market value, (ii) the Administrator agrees to instruct the Trustee to obtain a current valuation by a qualified independent appraiser on an annual basis, or (iii) the Administrator agrees to obtain such a valuation and deliver it to the Trustee on an annual basis.

The Company hereby acknowledges (i) that the Administrator has the sole responsibility for all decisions to invest Trust assets in Employer Securities, except to the extent that the Administrator has determined that its responsibility is limited by Section 404(c) of ERISA or the Administrator has properly delegated its responsibility to a third party, (ii) that the Trustee has no duty to question any such direction, and (iii) that the Company will indemnify and hold harmless the Trustee from any liability to any parties, including without limitation Plan participants and beneficiaries, that may result to the Trustee from following any such direction to invest Trust assets in Employer Securities, irrespective of whether such direction constitutes a proper direction within the meaning of ERISA.

3.5 Securities Notification and Reporting. The Company represents and warrants that it will take all responsibility (and hereby assumes all liability for the failure) to notify participants of any limitations on investment directions necessary or appropriate to comply with Federal securities laws (including the Securities Exchange Act of 1934 and the 1933 Act), including but not limited to the frequency of investment changes by certain officers and shareholder-employees pursuant to Section 16 of the Securities Exchange Act of 1934 and, to the extent applicable, the volume of trading in Employer Securities pursuant to Regulation M and the timing of trading and blackout periods under the Sarbanes-Oxley Act of 2002. Consequently the Trustee will have no liability to a participant, beneficiary, or the Company for carrying out instructions relating to the acquisition or disposition of Employer Securities regardless of whether those instructions subject such person or the Company to any liability.

The Company represents and warrants that either the percentage of the issued and outstanding class of equity security registered under Section 12 of the Securities Exchange Act of 1934 which is Employer Securities owned by the Plan (the “Plan Percentage”) is less than 4.5% or that the Plan and its prior trust have complied with all notice and filing requirements imposed by Federal securities laws with regard to the securities. The Company covenants that it will:

(a)    Notify the Trustee in writing within five business days following any date as of which the Plan Percentage equals or exceeds 4.5%;

(b)    Monitor the Plan Percentage on a daily basis so long as the Plan Percentage is at least 4.5%;

(c)    Notify the Trustee in writing within five business days following any date as of which the Plan Percentage equals or exceeds 5% and, if applicable, 10%; and

(d)    Provide monthly written reports to the Trustee disclosing the Plan Percentage. The foregoing monitoring and notification requirements will cease during any month when the Plan Percentage is below

4.5% for each day of the month. The provisions of this Article 3.5 will survive the termination of this Trust Agreement.

The Company further represents and warrants that the Company will file all statements and reports required by the Securities and Exchange Commission that are required on account of the purchase, sale or ownership of Employer Securities by the Trust Fund, including without limitation Forms 11-K, 13-D, 13-G, and Forms 4 and 5, and that the Trustee will have no responsibility for any such filings.

3.6 Securities Voting Rights. Except as provided in Article 3.7 and 3.8 regarding Employer Securities, the Administrator, or any Investment Manager it appoints will exercise the voting or other rights in Trust Fund securities. Where an Investment Manager has been authorized to acquire and dispose of all or a portion of the Trust Fund, the Investment Manager will be responsible and liable for voting or exercising other rights in the securities subject to its management and control.

The Trustee will deliver to the Administrator, or the person or persons identified by the Administrator, proxies and powers of attorney and related informational material it receives, for any shares or other property held including Employer Securities in the Trust. Subject to the provisions of Article 3.7 and 3.8 regarding Employer Securities, the Administrator will have responsibility for voting such shares and the tendering of such shares, by proxy or in person. The Trustee may use agents to affect such delivery to the Administrator. In no event will the Trustee be responsible for the voting or tendering of shares of securities held in the Trust or for ascertaining or monitoring whether, or how, proxies are voted or whether the proper number of proxies is received. The Company will indemnify and hold harmless the Trustee from any liability to any parties, including without limitation Plan participants and beneficiaries, that may result to the Trustee from following any such direction to vote or tender shares of securities held in the Trust (or any failure to vote or tender such shares in the absence of such a direction), irrespective of whether such direction constitutes a proper direction within the meaning of ERISA.

3.7 Employer Securities Voting Rights. If Employer Securities are a permissible investment option under the Plan, all voting rights with respect to the Employer Securities held in the Trust Fund and allocated to participants’ Accounts shall be exercised by the Trustee in such manner as may be directed by the respective participants (which term, for purposes of this Section, shall include the beneficiary of a deceased participant and any alternate payee for whom an account has been established with an interest in the Employer Securities). Any Employer Securities in the Trust Fund that are allocated to Participants who fail to give directions to the Trustee and all Employer Securities otherwise unallocated, if any, shall be voted by the Trustee in the same proportion as the shares for which voting instructions have been received, subject to the power, responsibility and obligation of the Administrator to direct the Trustee to act with respect to the voting of such shares in a different manner, if the Administrator determines that such action is consistent with and/or required by its fiduciary obligations under ERISA. The Company acknowledges that it shall be the responsibility of the Administrator, and not the Trustee, to determine whether the fiduciary responsibilities of ERISA require that a direction be provided to the Trustee to override such proportionate voting.

In the event that no voting rights are required by law or the terms of the Plan to be passed through to participants, the shares will be voted by the Administrator or other authorized party unless otherwise agreed to in writing. The Company acknowledges that it shall be the responsibility of the Administrator, and not the Trustee, to determine the manner in which such shares are to be voted consistent with the Administrator’s fiduciary obligations under ERISA.

Except as otherwise specifically provided above with respect to proportionate voting, the Company further acknowledges that the failure of the Administrator to provide a direction to the Trustee with respect to the voting of Employer Securities shall constitute the determination by and direction of the Administrator to the Trustee that such shares not be voted and that the Administrator has made such determination consistent with its fiduciary obligations under ERISA.

The Company and the Administrator will indemnify and hold the Trustee harmless with respect to the Trustee’s voting or not voting of Employer Securities as provided above. The Administrator may establish such rules and guidelines it deems necessary to properly effect the provisions of this Section.

3.8 Employer Securities Tender Rights. If Employer Securities are a permissible investment option under the Plan, all tender or exchange rights with respect to the Employer Securities held in the Trust Fund and allocated to participants’ Accounts shall be exercised by the Trustee in such manner as may be directed by the respective participants (which term, for purposes of this Section, shall include the beneficiary of a deceased participant and any alternate payee for whom an account has been established with an interest in the Employer Securities). The Administrator directs the Trustee not to tender or exchange any Employer Securities in the Trust Fund that are allocated to Participants who fail to give directions to the Trustee and all Employer Securities that are otherwise unallocated, if any. The Company acknowledges that it shall be the responsibility of the Administrator, and not the Trustee, to determine whether the fiduciary responsibilities of ERISA require that a direction be provided to the Trustee to override a participant’s election to tender or exchange or to override the direction provided herein not to tender or exchange Employer Securities.

The Company and the Administrator will indemnify and hold the Trustee harmless with respect to the Trustee’s tendering or exchanging or not tendering or exchanging Employer Securities as provided above. The Administrator may establish such rules and guidelines it deems necessary to properly effect the provisions of this Section.

3.9 Products of an Affiliate. At the direction of the Administrator, the Trustee may purchase shares of regulated investment companies (or other investment vehicles) advised by the Public Company (defined in Section 5.1 below), the Broker/Dealer (defined in Section 5.1 below), the Trustee or any affiliate or subsidiary of any of them (“Affiliated Funds”), except as prohibited by law or regulation.

Uninvested Trust cash may be invested in Affiliated Funds designated by the Administrator for that purpose, unless the Administrator specifically instructs the Trustee to use another fund or account acceptable to the Trustee.

Affiliated Funds may not be purchased or held by the Trust unless the Administrator has received disclosure concerning the Public Company’s, the Broker/Dealer’s, the Trustee’s and/or their affiliate’s and subsidiary’s relationship to the Affiliated Funds. Such disclosure must include an explanation of any fees paid to the Public Company, the Broker/Dealer, the Trustee and/or their affiliates and subsidiaries.

3.10 Overdrafts. Notwithstanding any other provision in this Agreement to the contrary, the Trustee will have the right, but not the responsibility to clear, or cover overdrafts incurred by the Trust Fund. In order to fulfill its obligation to clear Trust Fund overdrafts, the Trustee will request the Administrator to direct the Trustee to sell specific Trust assets in an amount sufficient to cover the overdraft. If the Trustee does not receive the requested direction before the close of business on the day of its request, Trustee will have the right but not the responsibility to sell Trust Fund assets in an amount necessary to cover the overdraft.

In the event the Trustee determines to sell Trust Fund assets in order to cover the overdraft, the Trustee will first liquidate any available money market funds held by the Trust Fund, and to the extent such amounts are not sufficient to cover the overdraft, Trustee will liquidate other classes of Trust assets in the following order until sufficient funds are generated to cover the overdraft:

(1)    Capital preservation funds

(2)    Bond investment funds

(3)    Balanced investment funds

(4)    Stock investment funds

(5)    Equities and other securities

3.11 Multiple Trusts and Trustees. If the Plan permits the appointment of multiple trustees and the establishment of separate trusts to hold Plan assets, the Company may appoint trustees in addition to the Trustee and establish trusts in addition to the Trust Fund to hold Plan assets. Trustee under this Agreement will have no duty, responsibility or liability for Plan assets held in these other trusts by other trustees, except as required by applicable law.

3.12 Pooling with Assets of Other Plans. If the Company creates or maintains for its employees or the employees of an affiliated company one or more employee benefit plans qualified under Code Section 401(a) in addition to the Plan, the Company may request the Trustee to hold the assets of the additional plan or plans in the Trust Fund. With the consent of the Trustee, the assets of the one or more additional plan(s) maintained by the Company may be maintained as one Trust, and their assets may be commingled.

The Administrator will keep records showing the interest of the Plan and each additional Plan in the Trust Fund unless the Trustee enters into an agreement with the Company to keep separate accounts for each such Plan. The Company and the Administrator will not permit or cause the assets of one Plan within the Trust to be used to pay benefits or administrative expenses of any other Plan within the Trust Fund.

3.13 No Duty to Inquire. All persons dealing with the Trustee are released from inquiring into the decision or authority of the Trustee and from seeing to the proper application of any monies paid or securities or other property delivered to the Trustee.

3.14 No Duty to Investigate. The Trustee will bear no liability for acting upon any instruction or document believed by it to be genuine and to be presented or signed by a party duly authorized to do so, and the Trustee will be under no duty to make any investigation or inquiry about the correctness of such instruction or document.

3.15 Advice of Counsel. The Trustee may consult with legal counsel of its choice, including counsel for the Company, upon any question or matter arising hereunder, and the opinion of such counsel, when relied upon by the Trustee will be evidence the Trustee was acting in good faith and with the care and prudence required under ERISA.

ARTICLE 4

SETTLEMENT OF ACCOUNTS

4.1 Trustee Records. The Trustee will maintain accurate and detailed records of all investments, receipts, disbursements, and other transactions related to the Trust. The records will be available for inspection and audit at all reasonable times by the Administrator, the Company, or their authorized representatives.

4.2 Trustee Reports

(a) Within sixty days following the close of the Plan’s fiscal year or the close of any other period as may be agreed upon by the Trustee and the Administrator, including monthly, the Trustee will file with the Administrator a written accounting of the Trust Fund (the “Trust Statement”) setting forth a description of all securities and other property purchased and sold, all receipts, disbursements, and other transactions affected by it during that fiscal year or other designated period, and listing the securities and other property held by the Trustee at the end of such fiscal year or other designated period, together with their then fair market values.

(b) The Administrator may approve the Trust Statement by written notice of approval delivered to the Trustee or by failure to deliver to the Trustee express objections to the Trust Statement in writing within sixty days from the date upon which the Trust Statement was mailed or otherwise delivered to the Administrator.

(c) The Trust Statement will be deemed approved upon receipt by the Trustee of the Administrator’s written approval of the Trust Statement or upon the passage of the sixty day period of time, except for any matters covered by written objections that have been delivered to the Trustee by the Administrator and for which the Trustee has not given an explanation or made an adjustment satisfactory to the Administrator.

(d) If the Trust Statement is not settled as provided above, the Trustee, the Company or the Administrator will have the right to submit such controversy or disagreement to arbitration pursuant to Article 9.5, at the expense of the Trust Fund for a settlement of the accounting. Any determination by the arbitrator entered in such proceeding will be conclusive on all persons interested in the Trust Fund.

4.3 Valuation. Notwithstanding any other provision of this Article 4, unless the Trustee is able to obtain the value of the Trust Fund assets, including any Non-Standard Assets held by the Trust Fund, from readily available public sources, as of each annual valuation date assigned by the Company, the Administrator will direct the Trustee with respect to the current fair market value of the Trust Fund assets within the time frame requested by the Trustee, and the Trustee will, in accordance with such valuation, account for such assets and include such information in reports pursuant to Article 4.2 of this Agreement. In the event the Administrator fails to provide such direction, the Administrator directs the Trustee to engage an independent appraiser that meets the requirements of Code Section 401(a)(28)(C) to determine the current fair market value of the Trust Fund assets. Any expenses and costs with respect to such appraisal will be paid out of the Trust Fund or, at the option of the Company, by the Company.

The Company acknowledges and agrees that in the event that any Trust Fund assets, including Non-Standard Assets, are transferred from an account held by a prior trustee or custodian to the trust account, (whether from Charles Schwab & Co., Inc. or an unrelated financial provider):

(1) if such assets are valued at zero, the Trustee shall use such zero valuation for such assets for all plan purposes until such time as the Company provides the Trustee with a replacement valuation or, at the Company’s direction, the Trustee obtains such a replacement valuation.

(2) if it does not provide the Trustee with a subsequent valuation direction or such subsequent valuation direction is not timely provided by it, the Trustee shall use the last valuation direction previously provided by the Company to the Trustee for all Plan purposes.

The Company further acknowledges and agrees that in no event will the Trustee be responsible for use of an updated valuation amount prior to actual receipt by the Trustee of such updated valuation information. In the event that an updated valuation amount is provided by the Company as a result of an error or inaccuracy in a prior valuation direction, the Company shall compensate the Trustee based on its standard hourly rates for Extraordinary Services attributed to work that must be corrected, as defined in the SchwabPlan® Services Agreement referenced in Article 6.2 herein.

The Company, and not the Trustee, will be responsible and liable for the determination of whether the valuation and the valuation method are acceptable and have been conducted in accordance with applicable legal and regulatory requirements. The Trustee will not be liable for an inaccurate valuation and shall have no duty of investigation or inquiry with respect thereto, and the Company shall indemnify, release and hold the Trustee harmless for any losses, liabilities, claims and expenses (including attorney’s fees and costs of defense) resulting from the valuation of Trust Fund assets.

ARTICLE 5

SERVICES BY AND BROKERAGE TRANSACTED THROUGH AFFILIATED ORGANIZATIONS

5.1 Services by the Affiliated Organizations. The Trustee may contract or make other arrangements for the provision of services to the Trust Fund with any organizations affiliated with or subsidiaries of the Trustee, including the Charles Schwab Corporation (the “Public Company”) and Charles Schwab & Co., Inc. (the “Broker/Dealer”), their respective affiliates and subsidiaries, successors and assigns, except where such arrangements are prohibited by law or regulation.

5.2 Brokerage. The Trustee is authorized to place securities orders, settle securities trades, hold securities in custody, and perform related activities on behalf of the Trust Fund through or by the Broker/Dealer whenever possible unless the Company specifically directs Trustee to settle a trade directly with another broker/dealer or to settle a trade placed by the Investment Manager for execution at another broker/dealer. Trades and related activities transacted through the Broker/ Dealer or another broker/dealer, initiated by either Trustee or the Investment Manager, are subject to fees and commissions established by the Broker/Dealer or other broker/dealer, which may be paid from the Trust Fund or netted from the proceeds of trades. Transactions executed by the Broker/Dealer or other broker/dealer are subject to the applicable account agreement, trading rules and policies as modified or amended from time to time, together with the applicable rules, regulations, customs and usage of any exchange, market, clearing house or self-regulatory organization and applicable federal and state laws, rules and regulations. Trades may not be executed through the Broker/Dealer or other broker/dealer unless the Company has received disclosure concerning the relationship of the Broker/Dealer or other broker/dealer to Trustee, and fees and commissions which may be paid to the Public Company, Broker/ Dealer, Trustee, and/or their affiliates or subsidiaries as a result of using the execution or other services of the Broker/Dealer or other broker/dealer.

5.3 Mutual Funds and Uninvested Cash. The Administrator may direct purchases of shares of regulated investment companies (or other investment vehicles) advised by affiliates of the Public Company, Broker/Dealer (“Schwab Funds”) or Trustee unless such investment is forbidden by law or regulation. Uninvested cash of the Trust Fund will be invested as selected by the Administrator unless the Company or the Investment Manager, if any, specifically instructs the use of another fund or account, except where forbidden by law or regulation.

5.4 Disclosure of Information. The Trustee is authorized to disclose such information as is necessary to the operation and administration of the Trust to the Public Company or any of its affiliates, and to such other persons or organizations that the Trustee determines have a legitimate business purpose for obtaining such information.

The Trustee is authorized to disclose upon request to companies whose securities are held in the Trust Fund: (1) the Company’s and/or the Investment Manager’s name and address (2) the holdings in the Trust Fund of securities issued by the requesting company, and (3) with respect to Rule 22c-2 of the Investment Company Act of 1940, the taxpayer identification number (“TIN”), if known, of any or all Plan participant(s) that purchased, redeemed, transferred or exchanged holdings in a fund subject to Rule 22c-2 through an account maintained by the Trustee, and the amounts and dates of each purchase, redemption, transfer or exchange, and other information that may be required by such rule.

ARTICLE 6

TAXES, EXPENSES AND COMPENSATION OF TRUSTEE

6.1 Taxes. The Trustee will notify the Administrator of any tax levied upon or assessed against the Trust Fund of which the Trustee has knowledge. If the Trustee receives no instructions from the Administrator, the Trustee may pay the tax from the Trust Fund. If the Administrator wishes to contest the tax assessment, it will give appropriate written instructions to the Trustee. The Trustee will not be required to bring any legal actions or proceedings to contest the validity of any tax assessments unless the Trustee has been indemnified to its satisfaction against loss or expense related to such actions or proceedings, including reasonable attorney’s fees.

6.2 Trustee Compensation and Expenses. The Company shall quarterly pay the Trustee its expenses in administering the Trust and reasonable compensation for its services as Trustee as described in the SchwabPlan® Services Agreement, which may be amended from time to time. Trustee reserves the right to alter this rate of compensation at any time by providing the Company with written notice of such change at least sixty days prior to its effective date. Reasonable compensation shall include (compensation for any (i) Extraordinary Services as defined in the SchwabPlan® Services Agreement, (ii) computations required, including with respect to the valuation of assets when current market values are not published, and (iii) covering of overdrafts. The Trustee shall have a lien on the Trust Fund for compensation and for any reasonable expenses including counsel, appraisal, or accounting fees, and such amounts may be withdrawn from the Trust Fund unless paid by the Company within thirty days after mailing of the written billing by the Trustee.

The Company acknowledges receipt of the SchwabPlan® Services Agreement and, where applicable, the Schwab Retirement Account/Personal Choice Retirement Account® Plan Application (“Application”), or any other specific fee schedules applicable to the Trust Fund (“Other Fee Schedules”) prior to execution of this Agreement. The Company acknowledges and agrees that the amounts described in the SchwabPlan® Services Agreement and/or Other Fee Schedules, whichever it has received, are approved by it and are payable to the Trustee and to the Recordkeeper, as applicable, and that such amounts have been taken into consideration in determining the reasonableness of the amounts payable to the Trustee and the Recordkeeper.

Reasonable compensation will include the float earned on uninvested cash, the reimbursement of expenses incurred by the Trustee in providing Extraordinary Services, and other compensation and remuneration as defined in any Other Fee Schedules. The Trustee reserves the right to alter this rate of compensation at any time by providing the Company or the Recordkeeper, as applicable, with written notice of such change at least sixty days prior to its effective date.

6.3 Additional Trustee Compensation. In addition to fees set forth elsewhere, the Company acknowledges that the Trustee may receive, as compensation for its services, any credit, interest or other earnings (collectively “Float”) on aggregate cash balances that the Trustee has on deposit with any third-party bank or other financial institution. Such cash balances may result from cash contributions not yet invested, cash pending trade settlements or cash pending distributions from the Trust.

(a)    The Trustee has the authority to initiate investments on behalf of the Trust only upon receipt of instructions from the Administrator. The Trustee calculates its cash Float investment amount each business day by netting all cash activity and adjusting for cash reserved for investment or reinvestment and for cash reserved for distributions. The result is further adjusted by an additional reserve amount determined by the Trustee in its sole discretion as necessary to satisfy the Trust’s cash needs during the following day for settlement of trades and payments, which may be adjusted from time to time.

(b)    The Trustee invests the net cash Float amount primarily in overnight and short-term investments, including money market funds, repurchase agreements, U.S. Government notes, bankers acceptances, and similar securities. The average maturity of the portfolio will not exceed ninety days. Thus the interest rates earned on Float approximate money market or federal funds rates. Exact rates earned for representative periods are available upon request.

(c)    The Trustee will comply with the following service standards.

i.    Incoming Cash: On days on which it is open for business, the Trustee will deposit into the Trust all incoming cash consisting of wires or Automated Clearing House (“ACH”) receipts on the date of receipt. The Trustee will process all incoming checks on the date of receipt if the Trustee receives them by the Trustee’s cash deposit cutoff deadline as published from time to time, such deadline being 4:00 p.m. PST at the time of this Agreement. Checks generally require two or three days to clear and be deposited into the Trust. Funds received after the cutoff times will be processed on the next business day. The period during which Trustee earns Float on these deposits (the “Float Period”) begins when the ACH transfer, wire or check is deposited to the Trust and ends when the cash is invested.

ii.    Outgoing Cash: On days on which it is open for business, the Trustee will process outgoing checks, wires and ACH transfers within forty eight hours after receipt of the distribution instructions from an authorized party. Outgoing checks are delivered to the U.S. postal service or other designated delivery services. The Float Period for distributions issued using checks begins on the day a check is issued from the Trust and ends when the check is presented for payment. If distributions are made using ACH transfers the Float Period begins when the ACH transfer is initiated and ends the next business day when the funds are deposited in the payee’s account. If distributions are made using wire transfers no Float is earned.

iii.    Cash Pending Trade Settlement: The Trustee will process investment directives received from the Administrator if the Trustee receives them by the Trustee’s trade cut-off deadlines as published from time to time. At the time of this Agreement, directives received before 10:00 a.m. PST (9:00 p.m. PST for trades processed through the Same Day/Late Day program) are initiated on the day received. Directives received after these times are processed on the next business day. The Float Period for such transactions ends when the trade is settled. Most mutual fund trades settle the day after they are initiated. Most other trades settle within three days following the day they are initiated.

ARTICLE 7

RESIGNATION OR REMOVAL OF TRUSTEE

7.1 Resignation/Removal and Replacement. The Trustee may resign as trustee hereunder or may be removed by the Company. This resignation or removal may be accomplished at any time upon the giving of sixty days written notice to the Trustee or Company, as applicable (or less if the receiving party agrees to waive notice). Upon resignation or removal, the Company will appoint a successor trustee who will then succeed to all the powers and duties given to the Trustee by this Agreement. The terminating Trustee will transfer all property of the Trust Fund then held by it to such successor trustee, in accordance with the written directions of the Administrator.

The terminating Trustee may require as a condition of making any transfer to the successor trustee that the successor trustee present evidence that any bonding requirement under ERISA Section 412 has been met. The terminating Trustee may also require that the Company indemnify it against any losses arising from the replacement of the Trustee.

If either party has given notice of termination as provided under this Agreement, and upon the expiration of the advance notice period no other successor trustee has been appointed and has accepted such appointment, this provision will serve as (i) notice of appointment of the individual members of the Company’s Governing Body to serve as Trustee and (ii) as acceptance by the Governing Body of that appointment. The Trustee is authorized to reserve such sum of money as it may deem advisable for payment of its fees and expenses in connection with the settlement of its accounts or other proper Trust expenses, and any balance of such reserve remaining after the payment of such fees and expenses will be paid to the successor trustee.

7.2 Settlement of Accounts. Within sixty days of the transfer to the successor trustee, the terminating Trustee will provide the Company with a Trust Statement in the form and manner prescribed for the annual Trust Statement by Article 4.2. Unless the Company files written objections with the Trustee within sixty days after such Trust Statement has been mailed or otherwise delivered, the Company will be deemed to have approved the Trust Statement.

7.3 Termination of Liability. Upon settlement of its account and transfer of the Trust Fund to the successor trustee, all rights and privileges under the Plan and this Agreement will vest in the successor trustee and thereafter liability of the Trustee for future action or inaction will terminate subject only to the requirement that the Trustee execute all necessary documents to transfer the Trust Fund to the successor trustee. The Trustee will not be obligated to transfer all of the assets of the Trust Fund until the Trustee is indemnified in a manner satisfactory to it for all fees and expenses reasonably anticipated to be incurred through the date of transfer.

ARTICLE 8

TERMINATION OF TRUSTEE AND AMENDMENT

8.1 Termination. The Company intends that this Trust and the Plan of which it is a part will be permanently administered for the benefit of Plan participants and beneficiaries, and to defray reasonable expenses of administering the Plan. This Trust is irrevocable except with respect to Article 9.4; however, the Company may terminate this Trust by resolution of its Governing Body and upon at least sixty days written notice to the Trustee (unless such notice is waived). Upon such termination, the Trust Fund will be distributed by the Trustee as and when directed by the Administrator in accordance with the provisions of Article 1.5 and the Plan document.

From the date of termination of the Plan and until the final distribution of Trust assets, the Trustee will continue to have all the powers provided under this Agreement that are necessary or desirable for the orderly liquidation and distribution of the Trust Fund. In no instance upon any termination, or discontinuance, and subsequent distribution will the Trust Fund or any part of it be used for, or diverted to, purposes other than providing benefits to participating employees and beneficiaries, and defraying the administrative expenses of the Plan until all Plan liabilities have been satisfied, except as provided in Article 9.4 if the Trust fails to initially qualify for tax-exempt status.

8.2 Conditions on Final Distribution. Upon termination of the Plan and this Trust the Trustee may place conditions on its final transfer or distribution of the Trust Fund. The Trustee may require as a condition to its final distribution of Trust assets that it receive a copy of any approval required by law to be obtained from the Pension Benefit Guaranty Corporation (the “PBGC”) and a determination letter from the Internal Revenue Service that the termination does not affect the tax exempt status of the Plan and Trust. If a PBGC approval is required, the Trustee will not transfer or distribute funds until it receives a copy of the PBGC notice of approval. The Trustee, in its sole discretion, may waive receipt of the Internal Revenue Service determination letter and accept instead the Company’s indemnification of it against any liability arising from such transfer or distribution, or may require the Company to post a bond sufficient to protect the Trustee against such liability until such time as a favorable determination letter from the Internal Revenue Service is received.

8.3 Amendment. Except as provided for in this Agreement and the SchwabPlan® Services Agreement, including in Article 8.1, this Agreement may be amended at any time by written amendment adopted by the Company and the Trustee, provided, that such amendment will not operate:

(a) To cause any part of the Trust Fund to revert to or be recoverable by the Company or to be used for or diverted to purposes other than the exclusive benefit of participants and their beneficiaries, except to the extent permitted by law and the Plan; or

(b) To reduce the then accrued benefits or the amounts then held for the benefit of any participant or beneficiary of the Plan.

ARTICLE 9

MISCELLANEOUS

9.1 Construction and Severability. This Agreement will be construed and administered under the Code, ERISA and other pertinent Federal statutes, and, to the extent not otherwise preempted, under the laws of the State of California. If any provision is susceptible to more than one interpretation, the interpretation to be given is that which is consistent with the trust being a qualified trust under the meaning of Section 401 and Section 501 of the Code. If any provision of the Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions will continue to be fully effective.

9.2 Headings. The headings in this instrument have been inserted for convenience of reference only, and are to be ignored in any construction of the provisions of this Agreement.

9.3 Restriction on Alienation. No person entitled to any benefit under this Trust and the Plan will have any right to assign, alienate, hypothecate, or encumber his or her interest in any benefits under this Agreement and those benefits will not in any way be subject to claim of his or her creditors or liable to attachment, execution, or other process of law. Any attempt at alienation will be void, and the Trustee will disregard any attempted alienation. The Trust Fund will not be liable for or subject to the debts or torts of any participant or beneficiary, and benefits will not be considered an asset of a participant in bankruptcy. This does not preclude the Trustee from complying with a QDRO (as provided in Article 1.6).

9.4 Failure to Obtain Qualification. It is intended that this Trust will be tax exempt under Section 501 of the Code and that the Plan referred to herein will qualify under Section 401(a) of the Code. However, notwithstanding any other provisions of the Trust, if the Internal Revenue Service is requested to issue to the Company a favorable written determination or ruling with respect to the initial qualification of the Plan and exemption of the Trust from tax and such request is denied, the Trustee will, after receiving a written direction from the Administrator, pay to each participant that portion of the Trust Fund applicable to said participant’s voluntary contributions, if any, and provided the Plan so states, pay to the Company any part of the Trust Fund attributable to Company contributions then remaining in the Trustee’s possession. As a condition to such repayment, the Company must execute, acknowledge, and deliver to the Trustee its written undertaking, in form satisfactory to the Trustee, to indemnify, defend, and hold the Trustee harmless from all claims, actions, demands, or liabilities arising in connection with such repayment, and provided further that such repayment will occur within one year after the date the request for qualification is denied.

9.5 Arbitration of Disputes. Any dispute under this Agreement will be resolved by submission of the issue to a member of the American Arbitration Association who is chosen by the Company and the Trustee. If the Company and the Trustee cannot agree on such a choice, each will nominate a member of the American Arbitration Association, and the two nominees will then select an arbitrator. Expenses of the arbitration will be paid as decided by the arbitrator.

9.6 Entire Agreement. This Agreement and the Plan are both part of and constitute a single, integrated employee benefit Plan and trust and will be construed together. If there is a conflict between the provisions of the Plan and this Agreement, the provisions of this Agreement will control with respect to all rights, duties, responsibilities, obligations, powers and authorities of the Trustee. The Trustee will not be a named fiduciary under the Plan, nor will it have any duty to inquire into, or liability with respect to, the provisions of the Plan.

9.7 Governing Law. The Trust Fund will be administered by the Trustee in the State of California, and all questions as to its validity will be determined in accordance with the laws of the State of California.

9.8 Recorded Conversations. The Trustee is authorized to tape record conversations between the Trustee and persons acting on behalf of the Plan or a participant in the Plan to verify data on transactions.

9.9 Execution and Counterparts. This Agreement may be executed in several counterparts, each of which will be deemed original and such counterparts will constitute but one instrument that may be sufficiently evidenced by any one counterpart.

9.10 Successors and Assigns. This Agreement will inure to the benefit of, and will be binding upon, the parties and their successors and assigns.

9.11 Gender. As used in this Agreement, the masculine gender will include the feminine and neuter genders and the singular will include the plural and the plural the singular, as the context requires.

9.12 Extraordinary Events. The Trustee is not responsible for losses caused directly or indirectly by conditions beyond its control, including, but not limited to, war, natural disasters, government restrictions, exchange or market rulings, strikes, interruptions of communications or data processing services, or disruptions in orderly trading on any exchange or market.

9.13 Notices, Change of Address. Any notice required or permitted to be given under this Agreement will be sufficient if in writing and sent by registered mail, postage prepaid, addressed as follows:

If to the Company, to the address provided on the Execution page.

If to the Trustee:

The Charles Schwab Trust Company

215 Fremont Street, 6th Floor

San Francisco, California 94105

Attention: Vice President, Sales & Relationship Management

or to such other address as the Company or the Trustee may hereafter specify in writing by providing ten days prior notice of such change to the other party. All notices, requests, demands and other communications will be in writing and will be deemed to have been duly given on the date of service, if served personally on the party to whom notice is to be given, or on the fifth day after mailing, if mailed and properly addressed as indicated on the Application.

IN WITNESS WHEREOF, CHARLES SCHWAB & CO., INC. and THE CHARLES SCHWAB TRUST COMPANY, have caused this Agreement to be executed by their respective duly authorized representatives this 17th day of August, 2007.

CHARLES SCHWAB & CO., INC.	THE CHARLES SCHWAB TRUST COMPANY
COMPANY	TRUSTEE

PLAN ADMINISTRATOR , for the SCHWABPLAN RETIREMENT SAVINGS AND
INVESTMENT PLAN

Plan and Trust

By: /s/ Jan Hier-King	By: /s/ Scott A. Glave

Printed Name: JAN HIER-KING	Printed Name: Scott A. Glave

Title: EVP Human Resources	Title: Vice President

Address: 101 Montgomery Street

MS: 120KNY30-431

San Francisco, CA 94104